Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

December 23, 2009                                                                      For Further Information Contact:

Paul M. Limbert
President and Chief Executive Officer

or

Robert H. Young
Executive Vice President and Chief Financial Officer

(304) 234-9000
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Repurchases the Warrant Issued Under the U.S. Department of the Treasury’s Capital Purchase Program Established as Part of Troubled Asset Relief Program

Wheeling, WV… Paul M. Limbert, President and Chief Executive Officer of WesBanco, Inc. (NASDAQ: WSBC), a Wheeling, West Virginia based multi-state bank holding company, today announced that WesBanco, after receiving approval from the U.S. Treasury Department, repurchased from the U.S. Department of the Treasury the warrant for the purchase of 439,282 shares of its common stock for a purchase price of $950,000 or $2.16 per share.  The funds used to redeem the warrant were derived from internal sources. The Warrant was issued on December 5, 2008 under the Capital Purchase Program (CPP) established by the Treasury as part of the Troubled Asset Relief Program (TARP). WesBanco previously repurchased all of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock on September 9, 2009.  WesBanco is now completely out of the TARP Program.

There is no material financial statement impact from the repurchase of the warrant.

WesBanco is a multi-state bank holding company with total assets of approximately $5.5 billion, operating through 114 branch locations and 138 ATMs in West Virginia, Ohio, and Pennsylvania. WesBanco's banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia. WesBanco also operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking Statements

Forward-looking statements in this report relating to WesBanco's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco's Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission ("SEC"), including WesBanco’s Form 10-Q’s as of March 31, June 30, and September 30, 2009, which are available at the SEC's website http://www.sec.gov/ or at WesBanco's website, www.wesbanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco's most recent Annual report on Form 10-K filed with the SEC under Part I, Item 1A. Risk Factors. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including without limitation, the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority and other regulatory bodies; potential legislative and federal and state regulatory actions and reform; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; greater than expected outflows on recent branch acquisition deposits; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco's operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.